Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-222479,  333-151149, 333-117395, 333-64256, 333-41247, 033-90972, and 033-43174) of WD-40 Company of our report dated October 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
October 24,  2022